UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

SCHEDULE 14A

(Rule 14a-101)

___________________

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

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BOXLIGHT CORPORATION

(Name of Registrant as Specified in Its Charter)

_________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

TO OUR SHAREHOLDERS:

You are invited to attend the 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”) of Boxlight Corporation (“Boxlight,” the “Company,” “we,” “us,” or “our”), a Nevada Corporation, which will be held on Tuesday, June 2, 2026 at 12:30 p.m., Eastern Time (“ET”) as a virtual meeting. The Annual Meeting will be held in a virtual meeting format only. You will be able to attend the meeting, vote, and submit your questions via the Internet by pre-registering at https://web.viewproxy.com/BOXL/2026 and clicking the link received in your registration confirmation. You will not be able to attend the virtual Annual Meeting physically in person.

Even if you are planning on attending the 2026 Annual Meeting online, please promptly submit your proxy vote by Internet, telephone, or, if you received a printed form of proxy in the mail, by completing, dating, signing and returning the enclosed proxy, so your shares will be represented at the 2026 Annual Meeting. Instructions on voting your shares are on the Notice of Internet Availability of Proxy Materials you received for the 2026 Annual Meeting. If you attend the 2026 Annual Meeting online and wish to vote at the 2026 Annual Meeting, you will be able to do so even if you have previously returned your proxy card.

YOUR VOTE IS IMPORTANT TO US. Whether you own a few shares or many, and whether or not you plan to attend the Annual Meeting, we urge you to promptly submit your vote via the Internet, telephone, or mail.

On behalf of the board of directors and management, I would like to express our appreciation for your continued support.

Sincerely,

Michael Pope

Chairman of the Board

Duluth, Georgia

[    ], 2026

Safe Harbor Statement Regarding Forward-Looking Statements

This letter and the accompanying Proxy Statement include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future plans and profitability and environmental, social and governance plans and goals. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking information is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this letter and the accompanying Proxy Statement. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “objective,” “seek,” “will,” “expect,” “intend,” “estimate,” “target,” “aim,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the risk factors listed in our most recent Annual Report on Form 10-K, and subsequent periodic reports on Form 10-K and current reports on Form 8-K filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date made and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information or otherwise.

In addition to providing results that are determined in accordance with the generally accepted accounting principles of the United States (“GAAP”), we present EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. Additional information regarding EBITDA and Adjusted EBITDA, including a reconciliation to the most comparable GAAP measure, is included under the heading “Supplemental Information about Financial Measures” beginning on page 36 of this proxy statement and under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Operating Results-For the years ended December 31, 2025 and 2024” beginning on page 48 of our Form 10-K for the year ended December 31, 2025.

Website links included in this proxy statement are for convenience only. The content of any website link and the materials and reports available on or through them are not incorporated by reference into this proxy statement and do not constitute a part of this proxy statement.

Notice of Annual Meeting of Shareholders

You are cordially invited to the 2026 Annual Meeting of Boxlight Corporation:

DATE AND TIME June 2, 2026 at 12:30 pm ET	VIRTUAL MEETING Pre-register at https://web.viewproxy.com/BOXL/2026 and click the link received in your registration confirmation.	RECORD DATE April 22, 2026
ITEMS OF BUSINESS	BOARD VOTING RECOMMENDATION
Proposal No. 1: Elect five (5) directors named in the attached Proxy Statement to serve until the 2027 Annual Meeting of shareholders and until their successors shall be elected and qualified.	FOR each director nominee
Proposal No. 2: To ratify appointment of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.	FOR
Proposal No. 3: To approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of Class A common stock from 4,166,667 to 55,000,000.	FOR

Proposal No. 4: To approve the future issuance of shares of the Company’s Class A common stock and/or securities convertible into or exercisable for our Class A common stock equal to 20% or more of our Class A common stock outstanding in a non-public transaction or series of transactions as required by, and in accordance with, Nasdaq Marketplace Listing Rule 5635(d).

FOR
Proposal No. 5: To transact any other business as may properly be presented at the Annual Meeting or any adjournment thereof.	FOR

This notice, the Proxy Statement and voting instructions are being mailed to shareholders beginning on or about May 4, 2026.

Your vote is important

Regardless of whether you plan to attend the live virtual meeting, we encourage you to vote as soon as possible in one of the following ways:

VIA THE INTERNET Visit the website listed on your proxy card	BY TELEPHONE Call the telephone number on your proxy card	BY MAIL Sign, date, and return your proxy card in the enclosed envelope	AT THE VIRTUAL MEETING Pre-register at https://web.viewproxy.com/BOXL/2026 and click the link received in your registration confirmation.

Henry F. Nance

Chief Operating Officer

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 2, 2026 at 12:30 pm ET. Our Proxy Statement and Annual Report for the fiscal year ended December 31, 2025 on Form 10-K (the “Annual Report”) are available online on our website at www.boxlight.com.

PROXY SUMMARY	1
Meeting Information	1
Introduction of Director Nominees	3
Compensation Highlights	4
Board of Directors and Corporate Governance	5
Director Biographies	5
Director Independence	7
Board Leadership Structure	7
Board Meetings and Committees	7
Considerations in Evaluating Director Nominees	9
Shareholder Recommendations for Nominations to the Board of Directors	9
Communications with the Board of Directors	9
Corporate Governance Guidelines and Code of Conduct and Ethics	10
Role of the Board of Directors in Risk Oversight	10
Director Compensation	11
PROPOSAL 1: ELECTION OF DIRECTORS	12
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	13
AUDIT COMMITTEE REPORT	15
EXECUTIVE COMPENSATION	17
PROPOSAL 3: AMEND THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CLASS A COMMON STOCK TO 55,000,000	22
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	25
PROPOSAL 4: approve the future issuance of shares of the Company’s Class A common stock and/or securities convertible into or exercisable for our Class A common stock equal to 20% or more of our Class A common stock outstanding in a non-public transaction or series of transactions as required by, and in accordance with, Nasdaq Marketplace Listing Rule 5635(d)	26
RELATED PARTY TRANSACTIONS	29
QUESTIONS & ANSWERS ABOUT THE MEETING	31
DEADLINE FOR SHAREHOLDER PROPOSALS FOR 2027 ANNUAL MEETING	36
DELINQUENT SECTION 16(a) REPORTS	36
SUPPLEMENTAL INFORMATION ABOUT FINANCIAL MEASURES	36
BOXLIGHT CORPORATION i

Proxy Summary

ABOUT THE MEETING

DATE AND TIME

June 2, 2026 at 12:30 pm ET

VIRTUAL MEETING

The Annual Meeting can be accessed virtually via the Internet by pre-registering at https://web.viewproxy.com/BOXL/2026 and click the link received in your registration confirmation.

RECORD DATE April 22, 2026 STOCK EXCHANGE Boxlight’s Class A common stock is listed on the nasdaq Capital Market under the symbol “BOXL.”
PROXY VOTING

Internet	Virtual Meeting	Phone	Mail
Visit the website listed on your proxy card	Pre-register at https://web.viewproxy.com/BOXL/2026 and click the link received in your registration confirmation.	Call the telephone number on your proxy card	Sign, date, and return your proxy card in the enclosed envelope
BOXLIGHT CORPORATION 1

PROPOSAL 1: ELECTION OF DIRECTORS Our board of directors recommends that you vote FOR each director nominee.
PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM Our board of directors recommends that you vote FOR the ratification of Cherry Bekaert LLP.

PROPOSAL 3: AMEND THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CLASS A COMMON STOCK TO 55,000,000

Our board of directors recommends that you vote FOR the approval to amend the Company’s Articles of Incorporation, as amended to date, to increase the authorized number of shares of Class A common stock from 4,166,667 to 55,000,000.

PROPOSAL 4: APPROVE THE FUTURE ISSUANCE OF SHARES OF THE COMPANY’S CLASS A COMMON STOCK AND/OR SECURITIES CONVERTIBLE INTO OR EXERCISABLE FOR THE COMPANY’S CLASS A COMMON STOCK EQUAL TO 20% OR MORE OF OUR CLASS A COMMON STOCK OUTSTANDING IN A NON-PUBLIC TRANSACTION OR SERIES OF TRANSACTIONS AS REQUIRED BY, AND IN ACCORDANCE WITH, NASDAQ MARKETPLACE LISTING RULE 5635(d)

Our board of directors recommends that you vote FOR the approval of the future issuance of shares of the Company’s Class A common stock and/or securities convertible into or exercisable for our Class A common stock equal to 20% or more of our Class A common stock outstanding in a non-public transaction or series of transactions as required by, and in accordance with, Nasdaq Marketplace Listing Rule 5635(d).

2 2026 PROXY STATEMENT

INTRODUCTION TO OUR BOARD OF DIRECTORS

Name and Position	Age	Other Public Board Memberships	Committee Memberships
			Audit	Compensation	Nominating & Corporate Governance
Michael Pope CHAIRMAN DIRECTOR	45	FCUV, OTPK, NVOS
Carine Clark INDEPENDENT DIRECTOR	63	DOMO	C	M	M
Peter Fittin INDEPENDENT DIRECTOR	34	None	M	M	C
Tiffany Kuo INDEPENDENT DIRECTOR	37	None	M	C	M
Mark Elliott NON-EXECUTIVE DIRECTOR	74	None

C = Chair  |  M = Member

BOXLIGHT CORPORATION 3

COMPENSATION HIGHLIGHTS

WHAT WE DO

Our board of directors has established standing committees in connection with the discharge of its responsibilities. These committees include an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Our board of directors has adopted written charters for each of these committees. Copies of the charters are available on our website at www.boxlight.com. Our board of directors may establish other committees as it deems necessary or appropriate from time to time.

WHAT WE DO NOT DO

•        We do not allow repricing of stock options without the board of directors and compensation committee approval.

•        We do not provide change of control payments or gross-up of related excise taxes.

•        Dividend equivalents will not be paid unless vesting and performance conditions for restricted stock units (“RSUs”), to which such rights attach, are met.

•        We do not provide significant perquisites to our named executive officers.

4 2026 PROXY STATEMENT

Board of Directors and Corporate Governance

Below is biographical information about each of our directors:

Michael Pope.    Mr. Pope has served as a director of the Company since September 2014. He served as President from July 2015 to November 2020 and as Chairman and Chief Executive Officer from March 2020 to January 2024. On January 12, 2024, Mr. Pope stepped down as Chairman and Chief Executive Officer and continued to serve as a non-executive member of the Board. On September 9, 2025, he was re-elected as Chairman of the Board. Mr. Pope currently serves as Managing Director of Yalecrest Partners, a private equity and advisory firm. Prior to joining Boxlight, Mr. Pope served as Managing Director at Vert Capital, a Los Angeles-based merchant bank, from October 2011 to October 2016, From May 2008 to October 2011, Mr. Pope was Chief Financial Officer and Chief Operating Officer for the Taylor Family in Salt Lake City, managing family investment holdings in consumer products, professional services, real estate, and education. Mr. Pope also served as Senior SEC Reporting Accountant at Omniture (previously listed on Nasdaq and acquired by Adobe (Nasdaq: ADBE) in 2009) and Assurance Associate at Grant Thornton. Mr. Pope serves on the boards of various organizations, including Focus Universal, Inc. (Nasdaq: FCUV). Mr. Pope earned his undergraduate and graduate degrees in accounting from Brigham Young University and maintains an active CPA license. The Board of Directors believes Mr. Pope’s industry experience and knowledge of the Company make him a valuable member of the Board.

Carine Clark.    Ms. Clark has served as a director of our Company since August 2025. Ms. Clark is an accomplished executive who has served as President and Chief Executive Officer for four high-growth technology companies. She is currently the Chief Executive Officer of First Colony Mortgage. She previously held presidential and CEO positions at Allegiance, MartizCX, and Banyan. She also served as Chief Innovation Officer at Lumio HX. Earlier in her career, Ms. Clark held senior data-driven marketing leadership roles at Novell, Altiris, and Symantec. She is an active angel and venture investor in Software as a Service (SaaS) companies and supports entrepreneurs globally. Ms. Clark graduated from Brigham Young University with a Bachelors degree in Organizational Communications, and with an MBA.

Peter Fittin.    Mr. Fittin has been a director of our Company since August 2025. He was previously a founding member and head of strategy at DogeOS, an application layer for the Dogecoin blockchain. From 2021 to 2024 he served as a senior partnerships manager at Offchain Labs, Inc., where he contributed to business development and marketing for Arbitrum, an Ethereum layer-2 scaling solution. His earlier career includes experience in investment banking and capital markets with prominent firms including B. Riley Financial, Berkery Noyes, and Aegis Capital. Mr. Fittin graduated from Penn State University with a Bachelor of Arts in Economics in 2014 and graduated from Villanova University with a Master of Science in Finance in 2016.

Tiffany Kuo.    Mrs. Kuo has been a director of our Company since September 2014. She currently is leading and shaping product development at Teladoc Health. Additionally, she is also a Senior Venture Partner at Pioneer Fund, leading investments in the VC’s later-stage investments. Prior to that, she worked at Microsoft Health, leading product development and portfolio management for multiple products. From 2011 until 2014 and then from 2017 until 2020, Mrs. Kuo worked at Deloitte Consulting where she built and launched digital health and life sciences innovations. She also co-founded a Ycombinator-backed personalized health start-up, Multiply Labs. Mrs. Kuo graduated from Rice University with a Bachelor of Science and Master of Science in Electrical Engineering in 2011 and obtained an MBA from the Sloan Master of Business Administration Program at The Massachusetts Institute of Technology. We believe that Mrs. Kuo’s experience in business strategy, product, and operations adds value and insight to our board of directors.

Mark Elliot.    Mr. Elliot has been a director of our Company since September 2014. He resigned from the board in June 2025 to help address the Company’s Nasdaq compliance issues regarding independent director requirements, transitioning to an advisory role. He was then subsequently reappointed as a non-executive director in August 2025. Mr. Elliott served as our Company’s Chief Executive Officer from September 2014 to January 2020 and as Chief Commercial Officer from January 2020 to January 2021. From July 2012 to June 2017, he was President of Genesis Collaboration, LLC, which subsequently merged with Boxlight. Before joining Boxlight, from 2005 to 2012, Mr. Elliott served as President of Promethean, Inc., where he significantly grew the company’s Americas revenue

BOXLIGHT CORPORATION 5

from $5 million to $250 million. His extensive career includes senior executive roles at some of the technology industry’s most recognized companies, including Apple Computer, Lawson Software, E3 Corporation, PowerCerv Technologies, Tandem Computers, and Unisys/Burroughs. He graduated from University of North Georgia with a BBA in Economics and graduated from Georgia Institute of Technology with a Master of Science in Industrial Management.

NOMINEES FOR DIRECTOR

Pursuant to the Company’s articles of incorporation and bylaws, our board of directors has fixed the number of directors at five. Our board of directors currently consists of five directors.

The members of our board of directors comprise a single class, and at each annual meeting of shareholders all directors are elected. The directors elected at the Annual Meeting will serve until the annual meeting of shareholders in 2027, and until their successors are duly elected and qualified. Our board of directors may fill directorships resulting from vacancies and may increase or decrease the number of directors. Upon the recommendation of the Nominating and Governance Committee, our board of directors has nominated the following five nominees, who are all current members of the board of directors, for election as directors at the Annual Meeting:

Michael Pope Chairman	Age: 45 Director since: September 2014 Committees: N/A
Carine Clark Independent Director	Age: 63 Director since: August 2025 Committees: Audit (Chair), Compensation, and Nominating & Corporate Governance
Peter Fittin Independent Director	Age: 34 Director since: August 2025 Committees: Audit, Compensation, and Nominating & Corporate Governance (Chair)
Tiffany Kuo Independent Director	Age: 37 Director since: September 2014 Committees: Audit, Compensation (Chair), and Nominating & Corporate Governance
Mark Elliott Non-Executive Director	Age: 74 Director since: September 2014 Committees: N/A

Each such nominee has consented to be named herein and to serve as a director, if elected. Directors are elected by a plurality of the votes cast by holders of the shares of Common Stock entitled to vote at the Annual Meeting. Shareholders have no right to vote cumulatively for directors. The five nominees receiving the highest number of votes cast “for” will be elected.

6 2026 PROXY STATEMENT

DIRECTOR INDEPENDENCE

There are no family relationships among any of our directors and executive officers. As of the date of this Proxy Statement, Carine Clark, Peter Fittin, and Tiffany Kuo are our independent directors. As a Nasdaq listed company, we believe that the foregoing directors satisfy the definition of “independent director” under Nasdaq Rule 5605(a)(2). In making this determination, our board of directors considered the relationships that each of these non-employee directors has with us and all other facts and circumstances our board of directors deemed relevant in determining their independence. As required under applicable Nasdaq rules, we anticipate that our independent directors will meet on a regular basis as often as necessary to fulfill their responsibilities, including at least annually in executive session without the presence of non-independent directors and management.

BOARD LEADERSHIP STRUCTURE

Our board of directors has chosen to elect a non-executive Chairman of the board of directors. We believe the Chairman of the Board plays an important governance leadership role that enhances long-term shareholder value.

The board of directors receives regular reports from the members of senior management on operational, financial, legal and regulatory issues and risks. The Audit Committee of the board of directors additionally is charged under its charter with oversight of financial risk, including the Company’s internal controls, and it receives regular reports from management, the Company’s internal auditors and the Company’s independent auditors. Whenever a committee of the board of directors receives a report involving risk identification, risk management or risk mitigation, the chairman of the committee reports on that discussion, as appropriate, to the full board of directors during the next board meeting.

BOARD MEETINGS AND COMMITTEES

The board of directors held 10 meetings during 2025. During 2025, no director attended fewer than 75% of the meetings of the board of directors and board committees of which the director was a member.

It is the policy of the board of directors that all directors should attend the annual meetings in person or by teleconference. Seven directors attended the Company’s 2025 annual meeting of shareholders.

AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING & CORPORATE GOVERNANCE COMMITTEE
Carine Clark (Chair) Peter Fittin Tiffany Kuo	Tiffany Kuo (Chair) Peter Fittin Carine Clark	Peter Fittin (Chair) Tiffany Kuo Carine Clark

Audit Committee.    According to its charter, the Audit Committee is to consist of at least three members, each of whom shall be a non-employee director who has been determined by the board of directors to meet the independence requirements under Nasdaq rules, and also Rule 10A-3(b)(1) of the SEC, subject to the exemptions provided in Rule 10A-3(c). A copy of our Audit Committee charter is located under the “Corporate Governance” tab on our website at www.boxlight.com. At present, the Audit Committee members consist of Ms. Clark, Mr. Fittin, and Ms. Kuo, with Ms. Clark serving as chair of the Audit Committee. All members of the Audit Committee are independent directors. The Audit Committee will assist the board of directors by overseeing the performance of the independent auditors and the quality and integrity of our internal accounting, auditing, and financial reporting practices. The Audit Committee is responsible for retaining (subject to shareholder ratification) and, as necessary, terminating the engagement of, the independent auditors, annually reviewing the qualifications, performance and independence of the independent auditors and the audit plan, fees and audit results, and pre-approving audit and non-audit services to be performed by the auditors and related fees. Our board of directors has determined that Ms. Clark meets the requirements of being an “audit committee financial expert,” as defined by the rules and regulations of the SEC, and, as a result, is serving as chair of the Audit Committee.

BOXLIGHT CORPORATION 7

Compensation Committee.    The Compensation Committee members are Ms. Kuo, Ms. Clark, and Mr. Fittin, with Ms. Kuo serving as chair of the Compensation Committee. All members of the Compensation Committee are independent directors. The Compensation Committee makes recommendations to the board of directors concerning salaries and incentive compensation for our officers, including our principal executive officer, and employees and administers our stock option plans. The Compensation Committee provides assistance to our board of directors in relation to programs and practices with respect to the compensation of our executive officers and directors, as described in the Compensation Committee’s charter. The Compensation Committee has the authority, in its sole discretion, to retain compensation consultants to assist the Compensation Committee in overseeing our compensation programs. None of the members of the Committee has been an officer or employee of the Company, and our board of directors has considered and determined that all of the members are “independent”, as that term is defined under Nasdaq and SEC rules, and otherwise meet the criteria set forth in the Compensation Committee’s Charter. A copy of our Compensation Committee charter is located under the “Corporate Governance” tab on our website at www.boxlight.com.

Corporate Governance and Nominating Committee.    The Corporate Governance and Nominating Committee members are Mr. Fittin, Ms. Clark, and Ms. Kuo, with Mr. Fittin serving as chair of the Corporate Governance and Nominating Committee. All members of the Corporate Governance and Nominating Committee are independent directors. The Corporate Governance and Nominating Committee assists the board of directors in identifying qualified individuals to become board members, in determining the composition of the board of directors and in monitoring the process to assess the effectiveness of the board of directors. A copy of our Corporate Governance and Nominating Committee charter is located under the “Corporate Governance” tab on our website at www.boxlight.com.

AUDIT COMMITTEE

MEMBERS	MEETINGS HELD IN 2025: 6
Carine Clark (Chair) Peter Fittin Tiffany Kuo
KEY RESPONSIBILITIES

•        Review and discuss the financial statements for the year ended 2025.

•        Discuss with the Company’s independent accountants the matters required to be discussed by the statement on Auditing Standards No. 61, as amended.

•        Review written disclosures and letters from the independent registered accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered accounting firm’s communications with the Audit Committee concerning independence and discuss the independence of the independent registered accounting firm.

COMPENSATION COMMITTEE

MEMBERS	MEETINGS HELD IN 2025: 7
Tiffany Kuo (Chair) Peter Fittin Carine Clark
KEY RESPONSIBILITIES

•        Make recommendations to the board of directors concerning the salaries and incentive compensation for our officers, including our principal executive officer, and employees and also administer our equity incentive plan.

•        Supervise and review the affairs of the Company as they relate to the compensation and benefits of directors of the Company.

•        Review and discuss with management the risks associated with the Company’s compensation policies.

8 2026 PROXY STATEMENT

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

MEMBERS	MEETINGS HELD IN 2025: 6
Peter Fittin (Chair) Carine Clark Tiffany Kuo
KEY RESPONSIBILITIES

•        Assist the board of directors in identifying qualified individuals to become board members, in determining the composition of the board of directors and in monitoring board effectiveness.

•        Recommend corporate governance guidelines and a code of conduct applicable to the Company.

•        Provide oversight in the evaluation of the performance of the board of directors and each board committee.

CONSIDERATIONS IN EVALUATING DIRECTOR NOMINEES

The board of directors is responsible for overseeing the Company’s business, in accordance with its fiduciary duty to the Company’s shareholders. This significant responsibility requires highly skilled individuals with various qualities, attributes and professional experience. There are general requirements for service on the board of directors that are applicable to directors and there are other skills and experience that should be represented on the board of directors as a whole but not necessarily by each director. The Nominating and Corporate Governance Committee considers the qualifications of director candidates individually and in the broader context of the board of directors’ overall composition and the Company’s current and future needs. In recruiting and evaluating new director candidates, the Nominating and Corporate Governance Committee assesses candidates’ independence, as well as the candidates’ background and experience, and current board needs. Each of the Company’s directors possesses high ethical standards, acts with integrity, and exercises careful, mature judgment. In addition, our directors are knowledgeable and experienced in one or more business, governmental, or civic endeavors, which further qualifies them for service as members of the Board. Alignment with our shareholders is important in building long-term value for the Company over time. In addition, in determining whether to nominate an existing director for re-election to the Board of Directors, the Nominating and Corporate Governance Committee considers and reviews the existing director’s past attendance at board and committee meetings, and the director’s participation in, and contributions to, the activities of the board of directors. The Nominating and Corporate Governance Committee endeavors to have a board of directors representing diverse experience at policy-making levels in business, education, or areas that are relevant to the Company’s business.

SHAREHOLDER RECOMMENDATIONS FOR NOMINATIONS TO THE BOARD OF DIRECTORS

We do not currently have a procedure by which shareholders may recommend nominees to the board of directors. Prior to the listing of our Class A common stock on Nasdaq, as a private company with a limited shareholder base, we did not believe that it was important to provide such a procedure. However, as a publicly traded Nasdaq company with the requirement to hold annual shareholder meetings, we may consider implementing such a policy in the future.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders can mail communications to the board of directors, c/o Secretary, Boxlight Corporation, 2750 Premiere Parkway, Suite 900, Duluth, Georgia 30097, who will forward the correspondence to each addressee.

BY EMAIL investor.relations@boxlight.com	BY WRITING 2750 Premiere Parkway, Suite 900 Duluth, Georgia 30097
BOXLIGHT CORPORATION 9

CORPORATE GOVERNANCE GUIDELINES AND CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code will be made available on the Corporate Governance section of our website, which is located at www.boxlight.com. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

Insider TRADING POLICY AND ANTI-HEDGING POLICY

We have adopted an insider trading policy governing the purchase, sale, and/or other dispositions of our securities by our directors, officers, and employees that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and Nasdaq listing standards. Our policy, among other things, prohibits persons covered by the policy from trading in the Company’s securities while in possession of material nonpublic information relating to the Company, other than in connection with a Rule 10b5-1 plan adopted in compliance with the policy. The policy also provides for blackout periods and pre-clearance procedures for directors, officers, and other persons subject to such procedures. In addition, our policy prohibits directors, officers, and certain other employees from engaging in hedging or monetization transactions or similar arrangements with respect to Company securities or pledging Company securities as collateral for a loan.

Legal PROCEEDINGS

Currently, there are no material proceedings to which any of our directors, officers, affiliates, any owners of record or beneficially of more than five percent of any class of voting securities, or any associate of any such director, officer, affiliate, or security holder is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

ROLE OF THE BOARD OF DIRECTORS IN RISK OVERSIGHT

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. Management is responsible for the day-to-day management of the risks that we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors is responsible for satisfying itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through our board of directors as a whole, as well as through various standing committees of the board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for us. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors oversight of the performance of our internal audit function. Our Corporate Governance and Nominating Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk-taking or promote behaviors contra to our Code of Business Conduct.

10 2026 PROXY STATEMENT

DIRECTOR COMPENSATION

Our non-employee directors receive annual cash compensation consisting of a $35,000 retainer. There is no per-meeting fee for Board of Directors meetings. Members of the Audit Committee (other than the Chair) receive a retainer of $6,000 and the Chair of the Audit Committee receives a $12,000 retainer. Members of the Compensation Committee (other than the Chair) receive a retainer of $3,600 and the Chairman of the Compensation Committee receives a $7,200 retainer. Members of the Nominating and Governance Committee (other than the Chair) receive a retainer of $2,700 and the Chair of the Nominating and Governance Committee receives a retainer of $5,000. The Chairman of the Board receives a retainer of $108,000.

We reimburse all members of our board of directors for their direct out-of-pocket expenses incurred in attending meetings of our board of directors. This table summarizes the compensation paid to each of our non-executive directors and independent directors during the fiscal year ended December 31, 2025, who served in such capacity at any time during such fiscal year.

2025 Director CompensatioN:

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Total ($)
Carine Clark(3)	$19,582	$0	$19,582
Peter Fittin(4)	$17,573	$0	$17,573
James Mark Elliott(5)	$35,000	$39,375	$74,375
Tiffany Kuo(6)	$52,700	$39,375	$92,075
Michael Pope(7)	$35,000	$39,375	$74,375

(1)      Each director is entitled to receive a cash annual board retainer fee for 2025 of $35,000. Additionally, directors are entitled to receive cash fees of $12,000, $7,200, and $5,000 for serving as the chair of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, respectively, and $6,000, $3,600 and $2,700 for serving as a member of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, respectively.

(2)      Each director was granted a cash long-term incentive award with a target value of $70,000 in August 2025 that vested on March 31, 2026. The amount of cash each participant would be eligible to receive is determined based on the change in the price of the Company’s Class A common stock from the 30 days prior to grant date and the 30 days prior to March 31, 2025. The payout shall not exceed three times the target value of $70,000 except upon change in control and in no event be less than one-third of the target value.

(3)      Carine Clark’s Compensation reflects her appointment to Board of Directors mid-year; August 9th, 2025 and Committee Appointments Committee Appointments as an Independent Member of the Board.

(4)      Peter Fittin’s Compensation reflects his appointment to Board of Directors mid-year; August 9th, 2025 and Committee Appointments as an Independent Member of the Board.

(5)      James Mark Elliott Footnote here reflects his Board Compensation as an Affiliated member of the Board of Directors for FY 2025

(6)      Tiffany Kuo Footnote here reflects her Board Compensation and Committee Appointments as an Independent Member of the Board.

(7)      Michael Pope Footnote here reflects his Board Compensation as an Affiliated member of the Board of Directors for FY 2025.

BOXLIGHT CORPORATION 11

Proposal 1: Election of Directors
What am I voting on and how should I vote?

You are being asked to elect five (5) directors at the Annual Meeting. Each of the directors elected at the Annual Meeting will commence their term at the end of the Annual Meeting and serve until the next Annual Meeting and until a successor has been elected and qualified, or until such director’s earlier resignation or removal.

We believe that each of the nominees brings a set of experience and qualifications that position our board of directors well to lead the Company in the best interest of shareholders.

The board of directors therefore recommends you vote “FOR” each of the nominees set forth below.

NOMINEES

1.	Carine Clark
2.	Tiffany Kuo
3.	Michael Pope
4.	Peter Fittin
5.	Mark Elliott

VOTE REQUIRED

Each director is elected by a plurality of the votes cast by the shares present in person or by proxy and entitled to vote at our 2026 Annual Meeting. Votes withheld and broker non-votes will have no effect.

12 2026 PROXY STATEMENT

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm
What am I voting on and how should I vote?

You are being asked to ratify the appointment of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The board of directors believes that asking shareholders to ratify the appointment of Cherry Bekaert LLP is consistent with best practices in corporate governance.

The board of directors therefore recommends that you vote “FOR” the ratification of the appointment of Cherry Bekaert LLP as Boxlight’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

The Audit Committee has selected and appointed the firm Cherry Bekaert LLP as the independent registered public accounting firm to examine our financial statements for the year ending December 31, 2026. Cherry Bekaert audited our 2025 financial statements and Forvis Mazars, LLP audited our 2024 annual financial statements. We expect a representative of Cherry Bekaert LLP will attend the Annual Meeting to respond to any shareholder questions that may be asked and will be given the opportunity to make a statement if they so desire.

Ratification of the selection of Cherry Bekaert LLP is not required by our Bylaws or otherwise. The board of directors is submitting the selection to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time after the Annual Meeting if it determines such a change would be in the interests of the Company and its stockholders.

FEES PAID TO THE INDEPENDENT PUBLIC ACCOUNTING FIRM

The following table presents fees for professional audit services and other services rendered to us by Cherry Bekaert LLP for our fiscal year ended 2025 and Forvis Mazars, LLP for our fiscal year ended 2024.

	Cherry Bekaert – 2025	Forvis Mazars – 2025	Forvis Mazars – 2024
Audit Fees(1)	$660,000	$166,818	$897,900
Audit-Related Fees	$—	—	$—
Tax Fees(2)	$—	—	$36,500
All Other Fees(3)	$—	—	$39,241
Total Fees	$660,000	$166,818	$973,641

(1)      Audit fees consist of fees for professional services rendered by the principal accountant for the audit of the Company’s annual financial statements and review of the financial statements included in the Company’s Form 10-Q reports and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

(2)      Tax fees include the preparation of federal tax returns as well as tax planning and consultation on new tax legislation, regulations, rulings, and developments.

(3)      All other fees are fees billed for any services not included in the first two categories. For 2024, these fees were related to the Company’s Form S-3 shelf registration statement that was filed with the SEC on January 1, 2025 and the private placement transaction that occurred in February 2025.

BOXLIGHT CORPORATION 13

AUDIT COMMITTEE POLICY ON PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In accordance with the SEC’s auditor independence rules, the Audit Committee has established the following policies and procedures by which it approves in advance any audit or permissible non-audit services to be provided to the Company by its independent registered public accounting firm.

Prior to the engagement of the independent registered public accounting firm for any fiscal year’s audit, management submits to the Audit Committee for approval lists of recurring audits, audit-related, tax and other services expected to be provided by the auditor during that fiscal year. The Audit Committee adopts pre-approval schedules describing the recurring services that it has pre-approved, and is informed on a timely basis, and in any event by the next scheduled meeting, of any such services rendered by the independent registered public accounting firm and the related fees.

The fees for any services listed in a pre-approval schedule are budgeted, and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year. The Audit Committee will require additional pre-approval if circumstances arise where it becomes necessary to engage the independent registered public accounting firm for additional services above the amount of fees originally pre-approved. Any audit or non-audit service not listed in a pre-approval schedule must be separately pre-approved by the Audit Committee on a case-by-case basis. Every request to adopt or amend a pre-approval schedule or to provide services that are not listed in a pre-approval schedule must include a statement by the independent registered public accounting firm as to whether, in their view, the request is consistent with the SEC’s rules on auditor independence.

The Audit Committee will not grant approval for:

•        any services prohibited by applicable law or by any rule or regulation of the SEC or other regulatory body applicable to the Company;

•        provision by the independent registered public accounting firm to the Company of strategic consulting services of the type typically provided by management consulting firms; or

•        the retention of the independent registered public accounting firm in connection with a transaction initially recommended by the independent registered public accounting firm, the tax treatment of which may not be clear under the Internal Revenue Code and related regulations and which it is reasonable to conclude will be subject to audit procedures during an audit of the Company’s financial statements.

Subject to certain exceptions, tax services proposed to be provided by the auditor to any director, officer or employee of the Company who is in an accounting role or financial reporting oversight role must be approved by the Audit Committee on a case-by-case basis where such services are to be paid for by the Company, and the Audit Committee will be informed of any services to be provided to such individuals that are not to be paid for by the Company.

In determining whether to grant pre-approval of any non-audit services in the “all other” category, the Audit Committee will consider all relevant facts and circumstances, including the following four basic guidelines:

•        whether the service creates a mutual or conflicting interest between the auditor and the Company;

•        whether the service places the auditor in the position of auditing his or her own work;

•        whether the service results in the auditor acting as management or an employee of the Company; and

•        whether the service places the auditor in a position of being an advocate for the Company.

VOTE REQUIRED

The affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote at our 2026 Annual Meeting is required to ratify Proposal No. 2.

14 2026 PROXY STATEMENT

Audit Committee Report

The information contained in the following Audit Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

With respect to the audit of Company’s financial statements for the year ended December 31, 2025, the Audit Committee:

•        has reviewed and discussed the audited financial statements with management;

•        has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•        has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm their independence.

Based on these reviews and discussions, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Respectfully submitted by the members of the Audit Committee of the board of directors:

Carine Clark

Peter Fittin

Tiffany Kuo

BOXLIGHT CORPORATION 15

Executive Officer Biographies

The following individuals serve as our executive officers:

Ryan Zeek, Chief Financial Officer. Mr. Zeek, 37, previously served as the Chief Financial Officer from April 2025 to July 2025 & Vice President of Strategy at Incident IQ, a K-12 school software provider, from February 2024 to March 2025. Prior to serving as chief financial officer, he also served as Director — Financial Planning and Analysis at Incident IQ from November 2021. Mr. Zeek also served in various Financial Planning and Analysis, Strategy and Corporate development, and Internal Audit roles from November 2014 to August 2021 at Crawford & Company, a publicly traded global provider of claims management and outsourcing solutions to insurance companies and self-insured entities with an expansive network serving clients in more than 70 countries. Prior to joining Crawford & Company, Mr. Zeek also served in Controller and Senior Accountant roles at a software company and a multifamily development & construction company. Mr. Zeek began his career at PricewaterhouseCoopers LLP (PwC) in the Audit practice. He earned his Bachelor of Business Administration in Accountancy from Auburn University, his Master of Sciences Accounting from the University of Notre Dame, and is a Certified Public Accountant (CPA).

Henry “Hank” Nance, Chief Operating Officer. Mr. Nance, age 54, has been our Chief Operating Officer since September 18, 2014. Mr. Nance began his career at Boxlight Inc. in 1999 and served as the Company’s President from 2009 to 2014. At Boxlight Inc., he developed the company’s first business-to-consumer division, generating over $12 million in sales within the first 24 months of inception. In addition, Mr. Nance has led product development, corporate relations, and negotiations for business-to-consumer and business-to-business products. Prior to Mr. Nance’s tenure at the Boxlight Corp and Inc., he managed commercial and residential construction in the San Juan Islands, Washington, and California.

Jens Holstebro, Executive VP and General Manager for the Americas. Jens Dybdahl Holstebro, age 57, has been our EVP & General Manager, Americas since 2024. Prior to its acquisition by Boxlight, Mr. Holstebro served as CEO & President at FrontRow Calypso LLC. Mr. Holstebro has a vast background in leading start-ups, scale-ups, and multinational corporations across various industries. Mr. Hostebro also has extensive experience guiding EdTech companies through diverse phases, including corporate culture revamps and international business development. Mr. Holstebro’s expertise spans board management, M&A, offshore product development, overseas manufacturing, and process implementation. Mr. Holstebro’s employment with Boxlight ended on January 27th, 2026.

Shaun Marklew, Executive VP and Managing Director for EMEA. Mr. Marklew, age 51, has been our EVP and Managing Director, EMEA since 2024. Mr. Marklew previously served as Chief Technology Officer at Boxlight Corporation from 2020 to 2024. Prior to its acquisition by Boxlight Corporation, Mr. Marklew served as Chief Operating Officer at Sahara Holdings Limited. Mr. Marklew brings over 20 years of experience in the professional audio, video, and interactive technology industry. Mr. Marklew has overseen building the global, multi-award-winning interactive touchscreen and digital signage Clevertouch brand, and continues to leverage that expertise across the Company’s broader solution suite.

16 2026 PROXY STATEMENT

Executive Compensation

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding the compensation of our named executive officers for the years ended December 31, 2025 and 2024:

Name and Principal Position	Year	Salary ($)	Bonus Awards ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(7)	All other compensation ($)	Total ($)
Dale Strang(1)	2025	400,000	96,800	—	—	85,580	—	582,380
Chief Executive Officer	2024	366,667	175,000	—		400,000	—	941,667
Ryan Zeek(2)	2025	49,242	400	—	—	—	—	49,642
Chief Financial Officer
Mark Starkey(3)	2025	—	—	—	—	—	—	—
Former President	2024	169,460	—	—	—	—	60,647	230,107
Henry Nance(4)	2025	266,500	67,800	9,362	—	32,092	—	375,754
Chief Operating Officer	2024	264,604	76,200	—	—	150,000	—	490,804
Shaun Marklew(5)	2025	297,206	50,631	2,414	—	30,641	24,212	309,394
EVP & Managing Director – EMEA	2024	282,652	62,180	—	—	150,000	13,837	508,669
Jens Holstebro(6) EVP & General Manager – Americas	2024	254,167	48,625	—	—		—	452,792

(1)      Mr. Strang was appointed Interim Chief Executive Officer on January 4, 2024 and subsequently Chief Executive Officer on June 7, 2024. Amounts shown for Mr. Strang include his roles as both Interim Chief Executive Officer and Chief Executive Officer Mr. Strang ceased being CEO of the Company on February 17th, 2026. Further, Mr. Strang received $400,000 in 2024 and was given $85,580 of that $400,000 in 2025.

(2)      Mr. Zeek was appointed Chief Financial Officer on October 8th, 2025. Amounts included in the table above reflect compensation from October 8, 2025 through December 31, 2025.

(3)      Mr. Starkey was appointed as President of the Company in November 2020. On January 28, 2024, Mr. Starkey ceased being President of the Company.

(4)      Mr. Nance received $150,000 in 2024 and was given $32,092 of that $150,000 in 2025.

(5)      Mr. Marklew received $150,000 in 2024 and was given $30,641 of that $150,000 in 2025.

(6)      Mr. Holstebro was appointed as EVP & General Manager — Americas on March 1, 2024. Prior to March 1, 2024, Mr. Holstebro served as head of the Company’s FrontRow product division. Amounts included in the table above reflect compensation from March 1, 2024 through December 31, 2024. Mr. Holstebro ceased being EVP & General Manager — Americas on January 28th, 2026.

(7)      The Performance Cycle covers the period from July 1, 2024, through June 30, 2027. LTIP Awards will be paid in cash no later than 30 days after the end of each 12-month period within the Performance Cycle: July 1, 2024 – June 30, 2025; July 1, 2025 – June 30, 2026; and July 1, 2026 – June 30, 2027. Payments will be based on the portion of LTIP Awards vested at the end of each applicable 12-month period and are subject to the Company’s compliance with all covenants under its credit facilities in effect at that time. The Performance Target is defined as the average closing share price of the Company’s Class A common stock over the 30 calendar days immediately preceding the date of this Agreement.

BOXLIGHT CORPORATION 17

OUTSTANDING EQUITY AWARDS

The following table sets forth information concerning outstanding equity awards held by each of our named executive officers as of December 31, 2025:

Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Awards Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Shaun Marklew	2/10/2023	66	—	67.20	2/10/2028
Henry Nance	2/10/2023	66	—	67.20	2/10/2028
Stock Awards
Name	Grant Date	Number of Shares or Units Of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock that have Not Vested ($)	Equity Incentive Plan Awards; number of; Unearned Shares, Units or other rights That have not vested (#)	Equity incentive plan Awards; market or Payout value of Unearned shares, units or other rights that have not vested ($)
Shaun Marklew	2/24/2022	26	44.20	—	—
Shaun Marklew	8/25/2023	256	435.20	—	—
Henry Nance	2/24/2022	26	44.20	—	—
Henry Nance	8/25/2023	256	435.20	—	—

PAY VS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of our Company, illustrating pay versus performance. The summary compensation table totals and compensation actually paid amounts do not reflect the actual amount of cash compensation due to the Equity Components included that may or may not be realized at a future date, earned by or paid to our named executive officers during the applicable years.

Year	Summary Compensation Table Total for PEO 1 – Dale Strang(1) ($)	Summary Compensation Table Total For PEO 2 – Michael Pope(2) ($)	Compensation Actually Paid to PEO 1 – Dale Strang ($)	Compensation Actually Paid to PEO 2 – Michael Pope ($)	Average Summary Compensation Table Total for Non-PEO NEOs(3) ($)	Compensation Actually Paid to Non-PEO NEOs ($)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return ($)	Net Loss ($000)
2025	582,380	N/A	582,380	N/A	—	—	14.16	(23,810)
2024	941,667	633,338	941,667	633,338	438,790	410,127	15.35	(28,335)
2023	—	1,364,183	—	1,228,465	388,305	254,146	43.15	(39,156)

(1)      Mr. Strang was appointed Interim Chief Executive Officer on January 4, 2024 and subsequently Chief Executive Officer on June 7, 2024. Mr. Strang stepped down from his roles as chief executive officer and director effective February 17, 2026. Amounts shown for Mr. Strang include compensation for his roles as both Interim Chief Executive Officer and Chief Executive Officer.
18 2026 PROXY STATEMENT

(2)      Mr. Pope was appointed to the position of Chief Executive Officer and Chairman on March 20, 2020. On January 4, 2024, Mr. Pope stepped down as our Chief Executive Officer and Chairman but continued to serve as a non-executive member of the board of directors. On September 9, 2025, he was re-elected as Chairman of the Board. Amounts exclude director compensation that Mr. Pope received in his capacity as a director after he stepped down as an employee of the Company on January 4, 2024. See “2024 Director Compensation” below for information regarding director compensation that Mr. Pope received in his capacity as a director after he stepped down as an employee of the Company on January 4, 2024. See also “Related Party Transactions” on page 29 for a discussion of related party transactions in which Mr. Pope had or will have a direct or indirect material interest.

(3)      The names of the Non-PEO NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2025, Mr. Nance, Mr. Marklew, and Mr. Holstebro; the CFO role was excluded for 2025 given the changes in the position and in consideration of averages used it would not be materially different, (ii) for 2024, Mr. Starkey, Mr. Nance, Mr. Wiggins, Mr. Marklew, and Mr. Holstebro, and (iii) for 2023, Mr. Starkey, Mr. Nance, Mr. Wiggins, Mr. Foley and Mr. Marklew.
	2025			2024		2023
	PEO 1	PEO 2	Non-PEO NEOs	PEO 1	PEO 2	Non-PEO NEOs	PEO	Non-PEO NEOs
Summary Compensation Table Total	$582,380	N/A	$366,524	$941,667	$633,338	$438,790	$1,364,183	$388,305
Deduction for Amounts Reported under the Stock Awards Column in the SCT	—	—	—	—	—	—	(180,000)	(30,590)
Deduction for Amounts Reported under the Option Awards Column in the SCT	—	—	—	—	—	—	(420,000)	(75,000)
Addition of the fair value as of YE of awards granted during the covered year that are outstanding and unvested as of the end of the covered year	—	—	—	—	—	—	600,000	105,590
Increase/deduction for change in Fair Value from prior year-end to current YE of awards granted prior to the covered year that were outstanding and unvested as of YE.	—	—	$38,600	—	—	(18,092)	(112,433)	(126,864)
Increase/deduction for change in Fair Value from prior year-end to vesting date of awards granted prior to the covered year that vested during the covered year.	—	—	$36,800	—	—	(10,571)	(23,285)	(7,295)
Compensation Actually Paid	$582,380	$0	$441,924	$941,667	$633,338	$410,127	$1,228,465	$254,146

Analysis of the Information Presented in the Pay versus Performance Table

We generally seek to incentivize long-term performance, and therefore do not specifically align our performance measures with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.

Compensation Actually Paid and Net Loss

Our Company has not historically looked to net income (loss) as a performance measure for our executive compensation program, and, accordingly, the “Compensation Actually Paid” to our PEOs and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding our PEOs) is generally not aligned with net income (loss) for 2023, 2024 and 2025. Our net loss was $23.8 million in 2025, $28.3 million in 2024 and $39.2 million in 2023.

BOXLIGHT CORPORATION 19

Our net loss in 2025 included $1.4million in loss on warrant issuance, $2.9million in IEEPA tariffs and $1.1 million in inventory write downs related to Inventory NRV write-downs, our net loss in 2024 included non-cash accelerated amortization expense of $12.3 million and our net loss in 2023 included non-cash impairment charges of $25.2 million.

Description of Relationship Between CEO and non-CEO Compensation Actually Paid and Company Total Shareholder Return

We do not use cumulative TSR as a performance measure in our executive compensation program, and the amount of total compensation actually paid to our PEOs and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding our PEOs) is generally not aligned with the Company’s cumulative TSR over the three years presented in the table above.

Timing of equity awards

The Compensation Committee grants equity awards, including stock options, from time to time. This may also include grants in connection with a new hire, promotion, and other circumstances where the Compensation Committee deems it appropriate to make such grants. Although we have not adopted a formal policy regarding the timing of equity award grants, including stock options, the Compensation Committee does not take material nonpublic information into account when determining the terms of equity awards and has not timed grants or the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. During 2025, there were no stock option awards granted to any named executive officer within four business days preceding, or one business day after, the filing of any report on Forms 10-K, 10-Q, or 8-K that disclosed material nonpublic information.

EMPLOYMENT ARRANGEMENTS WITH OUR NAMED EXECUTIVE OFFICERS

As of the year ended December 31, 2025, we had employment agreements in place with Dale Strang, Shaun Marklew, Henry Nance, Jens Holstebro, Ryan Zeek, the terms of which are set forth below. In addition, we had employment agreements in place with Mr. Pope and Mr. Starkey, prior to January 2024 and April 2024, respectively.

Ryan Zeek.    In connection with his appointment as Chief Financial Officer of the Company, Mr. Zeek entered into an employment agreement with the Company, effective as of October 8, 2025 (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Zeek will be entitled to receive an annual base salary of $260,000 and will be eligible for a quarterly performance-based bonus, the total annualized value of which would be $106,000 for on target performance. Mr. Zeek will also be eligible to participate in an executive equity incentive plan and in all employee benefit plans, including medical, disability, 401K and other employee benefit plans and programs generally provided by the Company. Under the terms of the Employment Agreement, either the Company or Mr. Zeek may, at any time, terminate the Employment Agreement by giving 60 days’ advance written notice to the other party. The Company may also terminate the Employment Agreement at any time without notice for “cause,” as defined in the Employment Agreement. Pursuant to the Employment Agreement, if the Company terminates Mr. Zeek’s employment without “cause,” Mr. Zeek will be eligible to receive, as severance, his then current annual base salary for a period six months, generally payable in accordance with the Company’s normal payroll practices, plus any quarterly bonus earned but unpaid at the termination date, subject in each case to Mr. Zeek entering into a release of claims against the Company. Mr. Zeek is also subject to certain confidentiality obligations and two-year non-competition, non-solicitation and non-disparagement covenants pursuant to the terms of the Employment Agreement.

Dale Strang.    On September 30, 2024, with an effective date of July 1, 2024, the Company entered into an employment agreement (the “Strang Employment Agreement”) with Mr. Strang, to serve as Chief Executive Officer of the Company. From January 5, 2024 through June 30, 2024, Mr. Strang had served as Interim Chief Executive Officer. Under the terms of the Strang Employment Agreement, Mr. Strang was entitled to receive a base salary of $400,000 per year, eligibility for an annual performance bonus of $300,000 to $500,000 depending on the achievement of certain performance goals established by the board of directors, along with long-term cash incentive compensation valued at $400,000. Mr. Strang stepped down from his roles as chief executive officer and director effective February 17, 2026. The Strang Employment Agreement contains confidentiality and non-solicitation covenants that continue during and for two years following the expiration of his employment agreement.

20 2026 PROXY STATEMENT

Henry “Hank” Nance.    The Company entered into an employment agreement with Mr. Nance, dated as of November 22, 2024, pursuant to which Mr. Nance is entitled to receive a base salary of $266,500 per year and shall, upon evaluation of his performance and at the discretion of the Company’s chief executive officer, be awarded a cash bonus on a quarterly basis commencing on the quarter ending December 31, 2024. Mr. Nance’s agreement contains confidentiality and non-competition and non-solicitation covenants that continue during and for two years following the expiration of his employment agreement; provided that such restrictive covenants expire immediately if we breach his employment agreement or, in nine months, if we elect to terminate his employment prior to the expiration of the term of the agreement for reasons other than cause (as defined in the employment agreement).

Jens Holstebro.    The Company entered into an employment agreement with Mr. Holstebro, effective as of March 1, 2024, pursuant to which Mr. Holstebro served as Executive Vice President and General Manager of Boxlight’s United States operations with general management responsibility for the day-to-day operating performance of Boxlight’s United States profit centers, including, without limitation, (i) the Company, (ii) Boxlight Inc., (iii) EOSEDU, LLC, and (iv) FrontRow Calypso LLC. Mr. Holstebro was formerly the Chief Executive Officer of FrontRow Calypso LLC. Under the two-year term of his employment agreement, Mr. Holstebro was entitled to receive a base salary of $305,000 and is entitled to a target annual performance bonus of $125,000, with a maximum annual bonus of up to $250,000, conditioned upon the Company and its United States based subsidiaries achieving certain reasonable performance targets to be established by the Board and/or the CEO. Mr. Holstebro stepped down from his role as Executive Vice President and General Manager of the Americas, effective January 27, 2026.

Shaun Marklew.    Mr. Marklew, originally Chief Operating Officer of Sahara, is compensated pursuant to the terms of his employment agreement with Sahara. Under his employment agreement, dated January 1, 2019, as amended by a deed of variation, dated September 24, 2020. Mr. Marklew receives annual compensation of £175,000, a quarterly bonus of £25,000 if he meets certain revenue and gross profit targets, as such targets may be set by the Company’s board of directors or compensation committee, with a maximum annual bonus of up to £120,000. Mr. Marklew is entitled to 27 days of vacation, a yearly car allowance of £9,600, and is required to provide the six months’ advance notice prior to resignation.

Michael Pope.    On January 17, 2024, Michael Pope and Boxlight Corporation (the “Company”), executed an Agreement and Release of Claims (“Release”) pursuant to the terms of Mr. Pope’s offer letter dated as of January 26, 2022. In connection with the end of his employment, Mr. Pope received cash severance of $366,672. The terms of the Release were not materially different from the terms included in the original offer letter.

Mark Starkey.    On January 30, 2024, Mr. Starkey and Sahara Presentation Systems Ltd, a subsidiary of the Company (“Sahara”) entered into a settlement agreement (the “Settlement Agreement”), pursuant to which Mr. Starkey’s employment with Sahara terminated on April 29, 2024, following a period of “garden leave” customary under English law, during which Mr. Starkey did not actively perform services for Sahara and the Company. In addition, according to the Settlement Agreement, Sahara agreed to pay Mr. Starkey 1) £55,725 salary in lieu of the three remaining months of his six months notice period that will not have elapsed as at the date of the Settlement Agreement, 2) £30,000 as compensation for termination of employment, and 3) a contribution, not exceeding £750 plus VAT, towards his reasonable legal expenses incurred exclusively in connection with the termination of his employment. The Settlement Agreement contains other customary terms and conditions, including confidentiality, and other covenants and a waiver and release.

BOXLIGHT CORPORATION 21

Proposal 3: Amend the Company’s Articles of Incorporation to Increase the Number of Authorized Shares of Class A common stock to 55,000,000

Our board of directors believes it is in the Company’s best interests and the best interests of our shareholders to authorize an increase in the number of our authorized shares of Class A common stock and a corresponding increase in the total number of our shares of authorized stock.

Background and purpose of the proposal

On December 22, 2025, we effected a 1-for-6 reverse stock split (the “Reverse Stock Split”) of the Company’s issued and outstanding shares of Class A common stock, par value $0.0001 per share (the “Class A common stock”) and proportionately decreased the number of total authorized shares of Class A common stock from 25,000,000 shares to 4,166,667 shares. The purpose of the Reverse Stock Split was to manage continued compliance with the minimum bid price requirement of $1.00 per share of Class A common stock for continued listing on the Nasdaq Capital Market.

On April 22, 2026, the Record Date for the Annual Meeting, we had 4,001,707 shares of Class A common stock issued and outstanding, no shares of Class B common stock issued and outstanding, 1,586,620 shares of Series B preferred stock issued and outstanding and no shares of Series C preferred stock issued and outstanding.

As of April 20, 2026, we had reserved an aggregate of 600,000 shares of Class A common stock for future issuance, consisting of (i) 45,077 shares of Class A common stock reserved for issuance upon the settlement of outstanding restricted stock units; (ii) 73,500 shares of Class A common stock issuable upon exercise of pre-funded warrants outstanding at an exercise price of $0.0001 per share; (iii) 0 shares of Class A common stock issuable upon exercise of all other outstanding warrants at a weighed exercise price of $19.39 per share (excluding the 2025 Common Warrants, as further discussed below); and (iv) 1,024 shares of Class A common stock reserved for issuance upon the exercise of outstanding stock options with a weighted average exercise price of $50.154 per share.

In order to continue to operate our business, we expect to need to raise additional capital, whether to refinance our outstanding indebtedness, satisfy redemption demands by the holders of our Series B or Series C Preferred Stock or to fund working capital needs. If the Company’s shareholders do not approve the Amendment (as defined below) at the Annual Meeting, the Company will be limited in its ability to raise additional capital through sales of Class A common stock or securities convertible or exercisable into Class A common stock. Furthermore, the Company uses awards of restricted stock units, stock options and other equity awards to attract, retain and incentivize directors, executive officers and employees. We believe it important to be able to continue such equity awards to further align the interest of our directors, executive officers and employees with those of our shareholders. For this reason, in addition to the reasons above, we believe an increase in the authorized shares is critical to the Company’s operations.

Our board of directors is asking our shareholders to approve an amendment to our Articles of Incorporation to increase the authorized shares of Class A common stock from 4,166,667 to 55,000,000, and a corresponding increase to the total number of authorized shares of stock from 104,166,667 to 155,000,000 (the “Amendment”). If approved by the shareholders, we expect to file the Amendment shortly after such approval. The Amendment would become effective upon filing of an amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada.

Our board of directors believes it is critical for our shareholders to authorize an increase in the number of our authorized shares of Class A common stock and a corresponding increase in the total number of our shares of authorized stock so that the Company can reserve for issuance shares of Class A common stock for the exercise of the 2025 Common Warrants, and the conversion of the Series B and Series C preferred stock, as well as offer the Company the flexibility to raise additional capital through sales of Class A common stock or securities convertible or exercisable into Class A common stock.

22 2026 PROXY STATEMENT

The Amendment could, under certain circumstances, have an anti-takeover effect or delay or prevent a change in control of the Company by providing the Company the capability to engage in actions that would be dilutive to a potential acquiror, to pursue alternative transactions, or to otherwise increase the potential cost to acquire control of the Company. Thus, the proposed amendment may have the effect of discouraging future unsolicited takeover attempts.

The proposed increase in the number of authorized shares of the Company’s Class A common stock will not change the number of shares of Class A common stock outstanding, nor will it have any immediate dilutive effect or change the rights of current holders of the Company’s Class A common stock. However, the issuance of additional shares of Class A common stock authorized by the Amendment may occur at times or under circumstances as to have a dilutive effect on earnings per share, book value per share or the percentage voting or ownership interest of the current holders of the Company’s Class A common stock.

Once the Amendment is approved, no further action by the shareholders would be necessary prior to the issuance of additional shares of Class A common stock unless required by law or the rules of any stock exchange or national securities association on which the Class A common stock is then listed or quoted. Under the Amendment, each of the newly authorized shares of Class A common stock will have the same rights and privileges as currently authorized Class A common stock. Adoption of the Amendment will not affect the rights of the holders of currently outstanding Class common stock of the Company nor will it change the par value of the Class A common stock, which will remain $0.0001 par value per share.

The text of the form of amendment to the Articles of Incorporation, which would be filed with the Secretary of State of the State of Nevada to effect the increase in the authorized shares of Class A common stock and the corresponding increase to the total authorized shares of stock, is set forth in Annex A to this Proxy Statement. The text of the form of Amendment accompanying this proxy statement is, however, subject to amendment to reflect any changes that may be required by the office of the Secretary of State of the State of Nevada or that our board of directors may determine to be necessary or advisable ultimately to comply with applicable law and to effect the increase in authorized shares of Class A common stock and the corresponding increase in total authorized shares of stock.

VOTE REQUIRED

Proposal 3 requires the affirmative vote of holders of a majority of the voting power of the issued and outstanding shares of Class A common stock. We believe this proposal is a “routine” matter under Nasdaq continued listing rules, and, accordingly, brokers are allowed to vote on Proposal 3. However, abstentions and, in the event that Proposal 3 is deemed “non-routine” under Nasdaq continued listing rules, broker non-votes, if any, will have the effect of a vote “AGAINST” this Proposal.

BOXLIGHT CORPORATION 23

EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plan Information

The following table provides information as of December 31, 2025 about our equity compensation plans and arrangements.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Awards, and Rights(1) (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Securities Remaining Available for Future Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,097	176.4	9,066
Equity compensation plans not approved by security holders(1)	149,298	67.3	—
Total	150,395	243.7	9,066

(1)      Includes warrants issued to Armistice Capital, Whitehawk, Ryan Legudi, and a third-party investor.

24 2026 PROXY STATEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of March 31, 2026, certain information with respect to the beneficial ownership of our Class A common stock, by each beneficial owner of more than 5% of the Company’s Class A common stock, each director and each named executive officer and all directors and executive officers of the Company as a group, except as qualified by the information set forth in the footnotes to this table. As of March 31, 2026, 4,001,707 shares of our Class A common stock were issued and outstanding.

Unless otherwise indicated, the address for each of the beneficial owners named below is c/o Boxlight Corporation, 2750 Premiere Parkway, Suite 900, Duluth, Georgia 30097.

Name of Beneficial Owner	Shares beneficially owned
	Shares	Percentage**
Named Executive Officers
Henry Nance	1,344	*
Shaun Marklew	838	*
Ryan Zeek	—	*
Directors
Michael Pope(1)	609,194	15.22%
Carine Clark	—	*
Tiffany Kuo	2,579	*
Mark Elliott	2,359	*
Peter Fittin	—	*
All directors and executive officers as a group (9 Persons)	616,558	15.41%

**      calculated based on 4,001,707 shares of Class A common stock outstanding as of April 22, 2026.

*        denotes less than 1%

(1)      Consists of 600,000 shares of common stock held by J.J. Astor & Co., a corporation that Mr. Pope is the chief executive officer of, which is beneficially owned, directly or indirectly, by a private investment fund managed by Mr. Pope.

BOXLIGHT CORPORATION 25

Proposal 4: Approve the Future Issuance of Shares of the Company’s Class A Common Stock and/or Securities Convertible Into or Exercisable for our Class A Common Stock Equal to 20% or More of our Class A Common Stock Outstanding in a Non-Public Transaction or Series of Transactions as Required by, and in accordance with, Nasdaq Marketplace Listing Rule 5635(d)

Background and purpose of the proposal

The Company is seeking shareholder approval, as required by Nasdaq Marketplace Listing Rule 5635(d), to authorize the potential issuance of shares of its Class A Common Stock and/or securities convertible into or exercisable for Class A Common Stock in an amount equal to 20% or more of its outstanding Class A Common Stock in connection with a non-public transaction or series of transactions (“Issuance Proposal”).

In connection with this approval, the Company proposes to enter into an equity line of credit (“ELOC”) with one or more institutional investors, providing for a maximum aggregate commitment of up to $15 million over a term of up to 24 months. The ELOC would allow the Company to draw down funds at its sole discretion, with no obligation to utilize it in full. Any shares issued under the facility would be priced at a discount to the prevailing market price based on the volume-weighted average price (“VWAP”) of up to 5%. The Company may pay a commitment fee of up to 5% of the total commitment, payable in cash, shares, or a combination.

Shares issued pursuant to the ELOC would be registered under an effective Form S-1 registration statement. The issuance would include an investor ownership limitation of 9.99% and would not contain any variable-rate debt features or repayment obligations. The maximum number of shares that may be issued under the proposed arrangement is approximately 50,833,334 shares. The Company intends to use any proceeds from the ELOC for general working capital purposes and to support the commercialization of its newly launched Symphony line, expected to hit the market in the second half of 2026. The Company currently expects to enter into the ELOC arrangement on or before July 31, 2026.

Accordingly, at the Annual Meeting, we are asking our stockholders to consider and approve this Issuance Proposal.

Stockholder Approval Requirement

Our Class A common stock is currently listed on the Nasdaq Capital Market and, as such, we are subject to Nasdaq Marketplace Rules. Nasdaq Marketplace Rule 5635(d) requires us to obtain stockholder approval prior to the issuance of our Class A common stock in connection with certain non-public offerings involving the sale, issuance or potential issuance by the Company of Class A common stock and/or securities convertible into or exercisable for common stock equal to 20% or more of the Class A common stock outstanding before the issuance at a price less than the “Minimum Price.” Shares of our Class A common stock issuable upon the exercise or conversion of warrants, options, debt instruments or other equity securities issued or granted in such non-public offerings will be considered shares issued in such a transaction in determining whether the 20% limit has been reached, except in certain circumstances. The “Minimum Price” is the lower of: (i) the Nasdaq Official Closing Price of the Class A common stock (“NOCP”); or (ii) the average NOCP for the five trading days, in either case immediately preceding the signing of a binding agreement.

We need to raise additional capital to maintain our operations and meet our short-term liquidity requirements. If we cannot raise additional capital and satisfy our near-term debt obligations, there is substantial doubt about our ability to continue as a going concern. We continue to consider all strategic alternatives, including seeking additional debt or equity capital, disposing of assets, other strategic transactions and/or other restructuring measures.

26 2026 PROXY STATEMENT

Due to the current market price of our Class A common stock and current market conditions generally, it is unlikely that we would be able to raise a sufficient amount of capital needed to support our ongoing operational and liquidity needs without exceeding Nasdaq’s 20% limitation. Because we may seek additional capital or issue shares that trigger the requirements of Rule 5635(d), we are seeking stockholder approval in advance, so that we will be able to move quickly to take full advantage of any opportunities that may develop. Unless we return to our stockholders for further approval, which would be required by Nasdaq Marketplace Rule 5635(b) in the event such transaction or series of transactions would result in a change of control, any future transaction or series of transactions subject to the approval sought by this Proposal No. 4 will not result in a change of control.

We hereby submit this Proposal No. 4 to our stockholders for their approval of the potential issuance of shares of our Common Stock, or securities exercisable for or convertible into our Common Stock (whether through the sale of equity or convertible debt), in one or more non-public capital-raising transactions, or offerings, subject to the following limitations:

•        the aggregate number of shares of Class A common stock (or Class A common stock issuable upon conversion or exercise of the securities sold) will not exceed 20,833,334 shares, subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions effected prior to the offerings;

•        the maximum aggregate dollar amount will not exceed $15.0 million, which would include both the original offering as well as any additional proceeds that might be raised upon exercise of warrants that potentially would be included in the financing transaction;

•        the maximum discount to market will not exceed 5% (calculated as described above); and

•        the time frame for the issuance of the securities that would be sold in accordance with the approval of this Proposal No. 4 shall not exceed three months from the date of stockholder approval, provided that, in the course of trying to complete such proposed offering, if it appears that we will be unable to complete it within such three-month period, we may seek approval from Nasdaq for additional time, up to a total of six months from the date of stockholder approval.

If this proposal is approved, we will not solicit further authorization from our stockholders prior to the issuance of any shares of our Class A common stock authorized by Proposal No. 4. If our stockholders do not approve this Proposal, we may not use shares of our Class A common stock in excess of the Nasdaq Marketplace Listing Rule 5635(d) 20% share limitation or a similar proposal that is in accordance with Marketplace Rule 5635(d) and, if applicable, Marketplace Rule 5635(b), is obtained. The failure to obtain stockholder approval of this Proposal may have a material negative impact upon us as it will constrain our ability to meet our short-term liquidity requirements.

Potential Effects of this Proposal

The issuance of shares of our Class A common stock, or other securities convertible into shares of our Class A common stock, in accordance with any offerings would dilute, and thereby reduce, each existing stockholder’s proportionate ownership in our Class A common stock. The stockholders do not have preemptive rights to subscribe to additional shares that may be issued by the Company in order to maintain their proportionate ownership of the Common Stock. The issuance of shares of our Class A common Stock could also have a dilutive effect on our book value per share and on any future earnings per share, in the sale or resale of any such shares could cause prevailing market prices of our Class A common Stock to decline.

The issuance of shares of Class A common Stock, or securities convertible into our Class A common Stock, in one or more non-public offerings could have an anti-takeover effect. Such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.

The level of potential dilution cannot be precisely determined at this time, but as discussed above, we may not issue more than 20,833,334 shares of Class A common stock in the aggregate pursuant to the authority requested from stockholders under this Issuance Proposal (subject to adjustment for any reverse stock split, and including, for this purpose, shares issuable upon conversion, options, warrants, convertible debt or other securities convertible into or exercisable for Class A common stock). It is possible that some of the shares we issue could be acquired by one or

BOXLIGHT CORPORATION 27

more investors who could hold a large block of our Class A common stock, even if such ownership does not amount to a change of control. Nevertheless, this would concentrate voting power in the hands of a few stockholders who could exercise greater influence on our operations or the outcome of matters put to a vote of stockholders in the future.

Vote Required

The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting is required for stockholder approval of this Issuance Proposal. Abstentions, if any, will be counted for purposes of determining the presence or absence of a quorum but will not be counted as votes cast and therefore will not be counted for purposes of determining whether this Proposal No. 4 has been approved. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Broker non-votes, if any, will be counted for purposes of determining the presence or absence of a quorum but will not be counted for purposes of determining whether Proposal No. 4 has been approved.

Board Recommendation

The Board unanimously recommends a vote “FOR” this Issuance Proposal.

28 2026 PROXY STATEMENT

Related Party Transactions

MANAGEMENT AGREEMENTS

On November 1, 2022, the Company entered into a consulting agreement with Mark Elliott, former CEO of Boxlight and a current member of the board of directors. The agreement is for Mr. Elliott to provide sales, marketing, management and related consulting services to assist the Company in sourcing and entering into agreements with one or more customers to provide products and services for specified school districts. The Company will pay Mr. Elliott a fixed payment of $4 thousand per month and commissions equal to 15% of gross profit derived by the Company based on total purchase order revenue. The agreement, unless cancelled, will automatically renew on December 31, 2025. For the years ended December 31, 2025 and 2024, the Company paid $137 thousand and $352 thousand under the agreement, respectively.

On January 31, 2018, the Company entered into a management agreement (the “Management Agreement”) with an entity owned and controlled by our now Chairman and former CEO, Michael Pope. The Management Agreement was separate and apart from Mr. Pope’s employment agreement. The Management Agreement was effective as of the first day of the same month that Mr. Pope’s employment with the Company terminates, and for a term of 13 months, Mr. Pope will provide consulting services to the Company including sourcing and analyzing strategic acquisitions, assisting with financing activities, and other services. As consideration for the services provided, the Company will pay a management fee equal to 0.375% of the consolidated net revenues of the Company, payable in monthly installments, not to exceed $250,000 in any calendar year. At his option, Mr. Pope may defer payment until the end of each year and receive payment in the form of shares of Class A common stock of the Company.

On January 4, 2024, Mr. Pope’s employment with the Company terminated. In accordance with the Management Agreement, Mr. Pope is expected to continue providing consulting services to the Company for the subsequent 13 months, with such agreement terminating on February 2025. For the years ended December 31, 2025 and 2024, the Company paid $43 thousand and $250 thousand under the agreement. Mr. Pope continues to serve as a director of the Company.

On March 30, 2026, in the absence of a chief executive officer, the Company’s board of directors delegated to Mr. Pope the authority and responsibility to perform the functions customarily performed by the principal executive officer of the Company for purposes of applicable U.S. securities laws and related rules.

OTHER RELATED PARTY TRANSACTIONS

On May 27, 2025, we entered into an inventory financing agreement with J.J. Astor & Co., a Utah corporation (“JJ Astor”). Under the agreement, we may finance 80% of the purchase of certain finished goods inventory from one of our manufacturers and suppliers of such inventory up to an aggregate outstanding amount of $9 million. The term of the agreement is one year. Each advance under the inventory financing agreement is payable by us within 90 days at a rate of $1.0535 per eighty cents advanced by JJ Astor. Any failure by us to make a payment in full when due under the inventory financing agreement constitutes an event of default. In the event of such default by us, the aggregate outstanding balance owing to JJ Astor is automatically increased by 10% and begins to accrue interest at the rate of 19% per annum, compounded daily. Mr. Pope is an affiliate of JJ Astor. Our Audit Committee and Board of Directors have reviewed the terms of the transaction and have deemed the terms to be on an arms-length basis.

Under the Agreement, the Company may finance the purchase of certain finished goods inventory from one of the Company’s manufacturers and suppliers of such inventory up to an aggregate outstanding amount of $6 million. The term of the Agreement is one year. Each advance under the Agreement is payable by the Company within 90 days at a rate of 5.35% of the amount advanced by J.J ASTOR. Title to the product remains with J.J. ASTOR until payment is made by the Company. Any failure by the Company to make a payment in full when due under the Agreement constitutes an event of default. In the event of such default by the Company, the aggregate outstanding balance owing to J.J ASTOR is automatically increased by 10% and begins to accrue interest at the rate of 19% per annum, compounded daily.

BOXLIGHT CORPORATION 29

On November 3, 2025, the Company and J.J. Astor entered into an amendment and restatement of the Agreement (the “Restated Agreement”). Under the Restated Agreement, the Company may finance 80% of the purchase of certain finished goods inventory from one of the Company’s manufacturers and suppliers of such inventory up to an aggregate outstanding amount of $9 million, a $3 million increase from the maximum amount under the original Agreement. Each advance under the Restated Agreement remains payable by the Company within 90 days at a rate of $1.0535 per $0.80 advanced. The term of the Restated Agreement is until November 3, 2026, unless mutually extended or earlier terminated by J.J. Astor.

Under the Restated Agreement, J.J. Astor may elect from time to time to convert all or a portion of the amounts owed by the Company into shares of the Company’s common stock, par value $0.001 per share. J.J. Astor can require the Company to register any such shares for public resale with the Securities & Exchange Commission.

On April 1, 2026, Boxlight Corporation, a Nevada corporation (the “Company”) entered into an amendment to that certain inventory finance agreement, dated May 27, 2025, as amended and restated on November 7, 2025, (as so amended through the date hereof, the “Amended and Restated Agreement”) with J.J. Astor & Co., a Utah corporation (“J.J. Astor”). Pursuant to the terms of the Amended and Restated Agreement, $556,200 of the outstanding balance was converted into 600,000 shares of common stock (the “Conversion Shares”) at a conversion price of $0.927 per share (the “Conversion Price”). Further, the parties agreed that, if the aggregate proceeds from the sale of the Conversion Shares are less than $556,200, the Company shall pay the shortfall in cash within five (5) Trading Days. “Proceeds Protection” means the Company’s obligation to ensure aggregate proceeds of at least $556,200 are received by J.J. Astor from the sale of 600,000 Conversion Shares. Michael Pope, Chairman of the Company’s Board of Directors, and its former president and chief executive officer, is the chief executive officer of J.J. Astor. J.J. Astor is beneficially owned, directly or indirectly, by a private investment fund managed by Mr. Pope.

RELATED PARTY TRANSACTION POLICY

Our Audit Committee Charter provides that our Audit Committee will be responsible for reviewing and approving in advance any related party transaction. Transactions requiring such pre-approval will include, with certain exceptions set forth in Item 404 of Regulation S-K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person.

30 2026 PROXY STATEMENT

Questions and Answers About the Meeting

WHY AM I RECEIVING THESE MATERIALS?

You are receiving these materials because you were a shareholder of Boxlight Corporation (the “Company” or “Boxlight”) as of April 22, 2026 (the “Record Date”), which is the record date of our 2026 Annual Meeting of Shareholders, which will be held online on Tuesday, June 2, 2026 at 12:30 p.m. ET. Pre-register at https://web.viewproxy.com/BOXL/2026 and click the link received in your registration confirmation.

WHAT PROPOSALS WILL BE VOTED ON AT THE ANNUAL MEETING AND HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE?

PROPOSAL 1: ELECTION OF DIRECTORS Our board of directors recommends that you vote FOR each director nominee.
PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM Our board of directors recommends that you vote FOR the ratification of Cherry Bekaert LLP.

PROPOSAL 3: AMEND THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CLASS A COMMON STOCK TO 55,000,000

Our board of directors recommends that you vote FOR the approval to amend the Company’s Articles of Incorporation, as amended to date, to increase the authorized number of shares of Class A common stock from 4,166,667 to 55,000,000.

PROPOSAL 4: APPROVE THE FUTURE ISSUANCE OF SHARES OF THE COMPANY’S CLASS A COMMON STOCK AND/OR SECURITIES CONVERTIBLE INTO OR EXERCISABLE FOR THE COMPANY’S CLASS A COMMON STOCK EQUAL TO 20% OR MORE OF OUR CLASS A COMMON STOCK OUTSTANDING IN A NON-PUBLIC TRANSACTION OR SERIES OF TRANSACTIONS AS REQUIRED BY, AND IN ACCORDANCE WITH, NASDAQ MARKETPLACE LISTING RULE 5635(d).

Our board of directors recommends that you vote FOR the approval of the future issuance of shares of the Company’s Class A common stock and/or securities convertible into or exercisable for our Class A common stock equal to 20% or more of our Class A common stock outstanding in a non-public transaction or series of transactions as required by, and in accordance with, Nasdaq Marketplace Listing Rule 5635(d).

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

You can vote your shares of Class A common stock if our records show that you owned the shares on the Record Date. As of the close of business on the Record Date, a total of 3,401,707 shares of Class A common stock are entitled to vote at the Annual Meeting. Each share of Class A common stock is entitled to one vote on all matters presented at the Annual Meeting.

WHAT DO I NEED TO DO TO ATTEND THE ANNUAL MEETING VIRTUALLY?

To attend the meeting online, you will need to log into our 2026 Annual Meeting approximately 10-15 minutes before the start of the meeting, which commences at 12:30 p.m. ET on Tuesday, June 2, 2026. Pre-register at https://web.viewproxy.com/BOXL/2026 and click the link received in your registration confirmation to attend. You may attend as a shareholder, which will entitle you to vote and ask questions, or you may attend as a guest.

BOXLIGHT CORPORATION 31

WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

SHAREHOLDERS OF RECORD (SHARES REGISTERED IN YOUR NAME):

You hold your shares directly and may vote your shares in accordance with the instructions on your proxy card.

BENEFICIAL OWNERS (SHARES REGISTERED IN THE NAME OF YOUR BROKER, BANK OR OTHER NOMINEE):

If your shares of our Class A common stock are held by a broker, bank, or other nominee (in “street name”), you will receive instructions from them on how to vote your shares. If your shares are held by a broker and you do not give the broker specific instructions on how to vote your shares, your broker may vote your shares at its discretion on “routine” matters to be acted upon at the Annual Meeting. However, your shares will not be voted on any “non-routine” matters. An absence of voting instructions on any “non-routine” matters will result in a “broker non-vote.”

We believe the following proposals are “routine” matters under Nasdaq rules to be acted upon at the Annual Meeting:

•        Proposal 2: Ratification of the appointment of Cherry Bekaert LLP as the Company’s independent auditor for fiscal year ending December 31, 2026.

•        Proposal 3: To amend the Company’s Articles of Incorporation to increase the number of authorized shares of Class A common stock from 4,166,667 to 55,000,000.

All other matters to be acted upon at the Annual Meeting are “non-routine” matters. As such, if you hold all or any portion of your shares in street name and you do not give your broker or bank specific instructions on how to vote your shares, your shares will not be voted on the following “non-routine” matters:

•        Proposal 1: Election of the five directors named in this Proxy Statement.

•        Proposal 4: To approve the future issuance of shares of the Company’s Class A common stock and/or securities convertible into or exercisable for our Class A common stock equal to 20% or more of our Class A common stock outstanding in a non-public transaction or series of transactions as required by, and in accordance with, Nasdaq Marketplace Listing Rule 5635(d).

32 2026 PROXY STATEMENT

HOW DO I VOTE AND WHAT ARE THE VOTING DEADLINES?

SHAREHOLDERS OF RECORD (SHARES REGISTERED IN YOUR NAME):

VIA THE INTERNET

VOTE BY INTERNET — Follow the instructions on your proxy card. Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 1, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

BY TELEPHONE

VOTE BY PHONE — Follow in the instructions on your proxy card and use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 1, 2026. Have your proxy card in hand when you call and then follow the instructions.

BY MAIL	VOTE BY MAIL Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.
AT THE VIRTUAL MEETING

Attend the virtual meeting by pre-registering at https://web.viewproxy.com/BOXL/2026 and click the link received in your registration confirmation, and using the information contained on your proxy card.

DEADLINE

In order for your vote to count, you must vote by June 1, 2026 at 11:59 pm ET. After that, the only way to cast your vote will be by attending the virtual meeting on Tuesday, June 2, 2026 at 12:30 p.m. ET.

CAN I CHANGE MY VOTE OR REVOKE MY PROXY?

SHAREHOLDERS OF RECORD (SHARES REGISTERED IN YOUR NAME):

Yes. You can revoke your proxy vote at any time before it is exercised at the Annual Meeting in any of these three ways:

•        by submitting written notice revoking your proxy card to the Secretary of the Company;

•        by submitting another proxy via the Internet or by mail that is dated after your original proxy vote and, if by mail, it is properly signed; or

•     by attending the Annual Meeting online and voting at that time.

BOXLIGHT CORPORATION 33

WHAT IS THE EFFECT OF GIVING A PROXY?

WHICHEVER METHOD YOU USE TO TRANSMIT YOUR VOTING INSTRUCTIONS, YOUR SHARES OF BOXLIGHT CLASS A COMMON STOCK WILL BE VOTED AS YOU DIRECT. IF YOU DESIGNATE THE PROXY NAMED ON THE PROXY CARD TO VOTE ON YOUR BEHALF, BUT DO NOT SPECIFY HOW TO VOTE YOUR SHARES, THEY WILL BE VOTED AS FOLLOWS:

•        Proposal 1: FOR ALL NOMINEES for the election of directors;

•        Proposal 2: FOR the ratification of the appointment of Cherry Bekaert LLP as the Company’s independent auditor for fiscal year ending December 31, 2026;

•        Proposal 3: FOR the approval to amend the Company’s Articles of Incorporation to increase the number of authorized shares of Class A common stock from 4,166,667 to 55,000,000;

•        Proposal 4: FOR the approval of the future issuance of shares of the Company’s Class A common stock and/or securities convertible into or exercisable for our Class A common stock equal to 20% or more of our Class A common stock outstanding in a non-public transaction or series of transactions as required by, and in accordance with, Nasdaq Marketplace Listing Rule 5635(d); and

•        For any other matters that may arise at the Annual Meeting, such matters will be voted in accordance with the judgment of the persons voting the proxy on any other matter properly brought before the meeting.

If you vote in advance using one of the methods described above, then you may still attend and vote at the meeting. Please see Revoking a Proxy below for additional details.

If you vote your proxy, your vote must be received by 11:59 p.m. U.S. Eastern Standard Time on June 1, 2026 in order for your vote to be counted.

WHAT ARE THE EFFECTS OF ABSTENTIONS AND BROKER NON-VOTES?

Abstentions and broker-non-votes will be counted for purposes of determining the presence of quorum but will have no effect on the outcome of the votes for Proposals 1 and 2 and 3 set forth in the Proxy Statement. However, abstentions and, in the event that Proposal 3 and 4 are deemed “non-routine” under Nasdaq continued listing rules, broker non-votes, if any, will have the effect of a vote “against” Proposal 3 and 4.

An abstention represents the action by a shareholder to refrain from voting “for” or “against” a proposal. “Broker non-votes” represent votes that could have been cast on a particular matter by a broker, as a shareholder of record, but that were not cast because the broker (i) lacked discretionary voting authority on the matter and did not receive voting instructions from the beneficial owner of the shares or (ii) had discretionary voting authority but nevertheless refrained from voting on the matter.

WHAT IS A QUORUM?

Under our amended and restated bylaws, a quorum at all meetings of our shareholders requires 45% of the holders of our shares of capital stock entitled to vote, represented in person or by proxy.

HOW MANY VOTES ARE NEEDED FOR APPROVAL OF EACH PROPOSAL?

Proposal 1 requires a plurality of the combined voting power of the shares present in person or represented by proxy and entitled to vote to elect each nominee as a director. Proposal 2 requires the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote for approval of each proposal. Proposal 3 and 4 requires the affirmative vote of holders of a majority of the voting power of the issued and outstanding shares of Class A common stock. Accordingly, abstentions and, in the event that Proposal 3 and 4 are deemed “non-routine” under Nasdaq continued listing rules, broker non-votes, if any, will have the effect of a vote “AGAINST” this Proposal 3 and 4.

34 2026 PROXY STATEMENT

HOW ARE PROXIES SOLICITED FOR THE ANNUAL MEETING AND WHO IS PAYING FOR SUCH SOLICITATION?

The board of directors of the company is soliciting your vote for the Annual Meeting and the Company will be paying for such solicitation. In addition to sending you these materials and posting them on the internet, some of our employees may contact you by telephone, by mail, by fax, by email or in person. None of these employees will receive any extra compensation for doing this. We may reimburse brokerage firms and other custodians for their reasonable out-of-pocket costs in forwarding these proxy materials to shareholders.

WHAT DOES IT MEAN IF I RECEIVED MORE THAN ONE NOTICE?

This may be in error or otherwise reflect that you hold shares in different names. In addition, we may send reminders to ensure that shareholders vote their shares.

I SHARE AN ADDRESS WITH ANOTHER SHAREHOLDER, AND WE RECEIVED ONLY ONE PAPER COPY OF THE PROXY MATERIALS. HOW MAY I OBTAIN AN ADDITIONAL COPY OF THE PROXY MATERIALS?

You may contact us at Investor Relations, Boxlight Corporation, 2750 Premiere Parkway, Suite 900, Duluth, Georgia 30097 or by email at investor.relations@boxlight.com.

I SHARE AN ADDRESS WITH ANOTHER SHAREHOLDER, AND WE RECEIVED MULTIPLE PAPER COPIES OF THE PROXY MATERIALS BUT ONLY WANT TO RECEIVE ONE IN FUTURE YEARS?

Shareholders of record residing at the same address and currently receiving multiple copies of the proxy materials may contact us at Investor Relations, Boxlight Corporation, 2750 Premiere Parkway, Suite 900, Duluth, Georgia 30097 or by email at investor.relations@boxlight.com. to request that only a single copy of the proxy materials be mailed in the future.

HOW CAN I FIND OUT THE RESULTS OF THE VOTING AT THE ANNUAL MEETING?

We will be filing with the Securities and Exchange Commission a Current Report on Form 8-K reporting the results of the Annual Meeting. This Current Report should be filed within four business days of the Annual Meeting.

FISCAL YEAR 2025 ANNUAL REPORT AND SEC FILINGS

We file annual and quarterly reports, proxy statements and other information with the SEC. Our public filings are available from commercial document retrieval services and at the internet web site maintained by the SEC at www.sec.gov. You may request a free copy of our Annual Report on Form 10-K by contacting us at Investor Relations, Boxlight Corporation, 2750 Premiere Parkway, Suite 900, Duluth, Georgia 30097 or by email at investor.relations@boxlight.com.

COMPANY WEBSITE

The Company’s Annual Report on Form 10-K is available on our website at www.boxlight.com. https://www.sec.gov/ix?doc=/Archives/edgar/data/0001624512/000162828026025273/boxl-20251231.htm

BOXLIGHT CORPORATION 35

Deadline For Shareholder Proposals For 2027 Annual Meeting

Any proposal intended to be considered for inclusion in the Company’s proxy materials relating to the Company’s 2027 annual meeting of shareholders must be received by the Secretary of the Company, in writing, not later than January 4, 2027. Any such shareholder proposal must meet all the requirements for inclusion established by the Securities and Exchange Commission in effect at the time, including Rule 14a-8 of the Exchange Act.

Any other proposal to nominate a candidate for director or propose any other business at the Company’s 2027 annual meeting of shareholders must be received, in writing, by the Secretary of the Company no later than 90 nor more than 120 days before the meeting (which deadline is currently expected to be between February 2, 2027 and March 4, 2027, respectively); provided, however, that in the event that the date of the Company’s 2027 annual meeting is advanced more than 30 days prior to, or delayed by more than 70 days after, the anniversary of the Company’s 2026 Annual Meeting, notice must be delivered not earlier than the close of business on the 120th day prior to the Company’s 2027 annual meeting and not later than the close of business on the later of (i) the 90th day prior to the Company’s 2027 annual meeting or (ii) the 10th day following the day on which public announcement of the date of the Company’s 2027 annual meeting of shareholders is first made. The written notice provided to the Secretary of the Company must meet the requirements of, and be in compliance with, the Company’s bylaws, as well as Rule 14a-19 of the Exchange Act for a proposal to nominate a candidate for director. Because the advance notice provisions of the Company’s bylaws require earlier notice than Rule 14a-19, all notices required under Rule 14a-19 must also be received by our Corporate Secretary not later than the close of business on March 4, 2027.

Proposals should be addressed to Attention: Ryan Zeek/Chief Financial Officer, Boxlight Corporation, 2750 Premiere Parkway, Ste. 900, Duluth, Georgia 30097.

Delinquent Section 16(A) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who own beneficially more than 10% of our Common Stock to file reports of initial statements of ownership and statements of changes in ownership of our Common Stock with the SEC. To the Company’s knowledge, based solely on the information furnished to the Company, all directors, executive officers, and 10% shareholders complied with all applicable Section 16(a) filing requirements during the year ended December 31, 2025.

Supplemental Information about Financial Measures

To provide investors with additional insight and allow for a more comprehensive understanding of the information used by management in its financial and decision-making surrounding operations, we supplement our consolidated financial statements presented on a basis consistent with U.S. generally accepted accounting principles (“GAAP”) with EBITDA and Adjusted EBITDA, both non-GAAP financial measures of earnings.

EBITDA represents net loss before income tax expense, interest expense, net, and depreciation and amortization expense. Adjusted EBITDA represents EBITDA, adjusted for stock compensation expense and changes in fair value of derivative liabilities, purchase accounting impact for fair valuing inventory and deferred revenue, impairment of goodwill, and severance charges. Our management uses EBITDA and Adjusted EBITDA as financial measures to evaluate the profitability and efficiency of our business model. We use these non-GAAP financial measures to assess the strength of the underlying operations of our business. These adjustments, and the non-GAAP financial measure that is derived from them, provide supplemental information to analyze our operations between periods and over time. We find this especially useful when reviewing results of operations, which include large non-cash amortizations of intangibles assets from acquisitions. Investors should consider our non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

36 2026 PROXY STATEMENT

Annex A

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov Certificate of Change Pursuant to NRS 78.209 TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT INSTRUCTIONS: 1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID). 2. Indicate the current number of authorized shares and par value, if any, and each class or series before the change. 3. Indicate the number of authorized shares and par value, if any of each class or series after the change. 4. Indicate the change of the affected class or series of issued, if any, shares after the change in exchange for each issued share of the same class or series. 5. Indicate provisions, if any, regarding fractional shares that are affected by the change. 6. NRS required statement. 7. This section is optional. If an effective date and time is indicated the date must not be more than 90 days after the date on which the certificate is filed. 8. Must be signed by an Officer. Form will be returned if unsigned 1. Entity Information: Name of entity as on file with the Nevada Secretary of State: Boxlight Corporation Entity or Nevada Business Identification Number (NVID): NV20141594766 2. Current Authorized Shares: The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change: (i) 4,166,667 shares of Class A voting Common Stock, par value $0.0001 per share; (ii) 50,000,000 shares of Class B non-voting Common Stock, par value $0.0001 per share; and (iii) 50,000,000 shares of Serial Preferred Stock, par value $0.0001 per share. 3. Authorized Shares After Change: The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change: (i) 55,000,000 shares of Class A voting Common Stock, par value $0.0001 per share; (ii) 50,000,000 shares of Class B non-voting Common Stock, par value $0.0001 per share; and (iii) 50,000,000 shares of Serial Preferred Stock, par value $0.0001 per share. 4. Issuance: The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series: 5. Provisions: The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby: 6. Provisions: The required approval of the stockholders has been obtained. 7. Effective date and time: (Optional) Date: Time: (must not be later than 90 days after the certificate is filed) 8. Signature: (Required) X Signature of Officer Title Date This form must be accompanied by appropriate fees. If necessary, additional pages may be attached to this form. Page 1 of 1 Revised: 8/1/2023

BOXLIGHT CORPORATION A-1

NAME & ADDRESS HERE PROXY VOTING INSTRUCTIONS Please have your 11-digit control number ready when voting by Internet or Telephone. Vote Your Proxy on the Internet: Go to www.AALvote.com/BOXL Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote Your Proxy by Phone: Call 1-866-804-9616 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it and return it in the postage-paid envelope provided. As a stockholder of Boxlight Corporation you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic or telephonic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m. Eastern Time, on June 1, 2026. CONTROL NUMBER PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED BOXLIGHT CORPORATION ANNUAL MEETING OF STOCKHOLDERS JUNE 2, 2026 AT 12:30 p.m. EASTERN DAYLIGHT TIME THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS By this Proxy, the undersigned shareholder of Boxlight Corporation hereby appoints Michael Pope and Ryan Zeek, and each of them, with full power of substitution, as their proxy to represent and vote all of the undersigned’s shares of Class A Common Stock of Boxlight Corporation held of record by the undersigned at the close of business on April 22, 2026, at the Annual Meeting of Stockholders to be held on June 2, 2026 at 12:30 p.m. Eastern Daylight Time, or any adjournments or postponements thereof, with all powers which the undersigned would possess if present at the meeting. The Annual Meeting of Stockholders will be held virtually. In order to attend the meeting, you must register at https://web.viewproxy.com/BOXL/2026 by 11:59 p.m. EDT on June 1, 2026. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link provided. Further instructions on how to attend and vote at the Annual Meeting of Stockholders are contained in the Proxy Statement. This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is provided, the proxies named above will vote FOR the election of all nominees for director and FOR Proposals 2, 3, and 4. Signature _____________________________________________________ Date _________________________________________________________ Title __________________________________________________________ Signature (Joint Owners) ______________________________________ NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, limited liability company, or partnership, please sign in full corporate, limited liability company, or partnership name by authorized officer or person. NAME & ADDRESS HERE BARCODE HERE NAME & ADDRESS HERE CONTROL NUMBER Address Change: (If you noted any Address Changes above, please mark box.)

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 2, 2026: The Proxy Statement and Annual Report are available at: https://web.viewproxy.com/BOXL/2026 PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 2, 2026: The Proxy Statement and Annual Report are available at: https://web.viewproxy.com/BOXL/2026 The Board of Directors of the Company recommends that you vote “FOR” the election of the Board’s nominees for directors named in this Proxy Statement, and “FOR” Proposals 2, 3, and 4. Proposal 1: Elect five (5) directors named in the attached Proxy Statement to serve until the 2027 Annual Meeting of Shareholders and until their successors shall be elected and qualified. 1. ELECTION OF DIRECTORS: (1) Michael Pope (2) Carine Clark (3) Peter Fittin (4) Tiffany Kuo (5) Mark Elliott Mark here to vote FOR all nominees Mark here to WITHHOLD vote from all nominees For All EXCEPT – To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below. Proposal 2. To ratify appointment of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. FOR AGAINST ABSTAIN Proposal 3. To approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of Class A common stock from 4,166,667 to 55,000,000. FOR AGAINST ABSTAIN Proposal 4. To approve the future issuance of shares of the Company’s Class A common stock and/or securities convertible into or exercisable for our Class A common stock equal to 20% or more of our Class A common stock outstanding in a non-public transaction or series of transactions as required by, and in accordance with, Nasdaq Marketplace Listing Rule 5635(d). FOR ☐ AGAINST ☐ ABSTAIN ☐ Note: Transaction of any other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.